EXHIBIT 10.42

AMENDMENT NUMBER TWO

TO THE

TIDEWATER INTERNATIONAL SUPPLEMENTAL

EXECUTIVE RETIREMENT PLAN

WHEREAS, Tidewater Crewing Limited (“Tidewater Crewing” or the “Employer” with respect to Eligible Employees of Tidewater Crewing Limited) and Tidewater Marine North Sea Limited (“Tidewater North Sea” or the “Employer” with respect to Eligible Employees of Tidewater Marine North Sea Limited) sponsor the Tidewater International Supplemental Executive Retirement Plan (the “Plan”);

WHEREAS, the Plan was adopted effective November 1, 2003. The Plan has been amended from time to time, most recently restated effective January 1, 2008, and further amended on December 10, 2008; and

WHEREAS, the Employers wish to amend the Plan to make certain changes to the manner in which the plan is administered;

NOW, THEREFORE, the Employers hereby amend the Plan, effective January 22, 2009, as follows:

I.

Article 3, Administration, is amended and restated to read as follows:

This Plan shall be administered by the Employee Benefits Committee (the “Employee Benefits Committee” or the “Committee”). The respective powers and obligations of the Employee Benefits Committee, the Board of Directors of the Company (the “Board of Directors”) and the Compensation Committee of the Board of Directors (the “Compensation Committee”) are the same as those set forth in the Pension Plan document, but modified to take into account that this Plan is an unfunded plan for highly-compensated employees. Subject to the terms of this Article 3, the Employee Benefits Committee shall have full power and authority to interpret, construe and administer this Plan, and such governing body’s interpretations and constructions hereof and actions hereunder, including the timing, form, amount or recipient of any payment to be made hereunder, within the scope of its authority, shall be binding and conclusive on all persons for all purposes. No member of a governing body shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan, unless attributable to his own willful misconduct or lack of good faith. Each administrator shall be fully indemnified as provided in the Pension Plan. The Company may purchase fiduciary insurance covering officers, directors and employees. A member of the Employee Benefits Committee shall not participate in any action or determination regarding his own benefits hereunder. Any action or determination that affects in a substantive manner the benefits of participants shall be submitted to the Compensation Committee for approval.

II.

The second sentence of the second paragraph in Article 4, Eligibility, shall be amended to read as follows:

Notwithstanding the foregoing, the Compensation Committee may, in its discretion, determine to increase benefits hereunder, credit an Eligible Employee with an additional period of service hereunder, accelerate the time or times of payment of benefits hereunder or change the date (but not retroactively) on which benefits cease to accrue for an Employee or terminating Employee.

III.

The first clause of Article 5, Amount of Supplemental Pension Benefit for Eligible Employees of Tidewater Crewing, shall be amended to read as follows:

Unless otherwise determined by the Compensation Committee under Article 4, the amount of supplemental pension benefit shall be:

IV.

The first sentence of Article 5(c), Amount of Supplemental Pension Benefit for Eligible Employees of Tidewater Crewing, shall be amended to read as follows:

The computation in paragraph (i) above shall be made as to take into account any change authorized by the Compensation Committee as permitted in Article 4 hereof.

V.

The first clause of Article 6, Amount of Supplemental Pension Benefit for Eligible Employees of Tidewater North Sea, shall be amended to read as follows:

Unless otherwise determined by the Compensation Committee under Article 4, the amount of supplemental pension benefit shall be:

VI.

The first sentence of Article 6(c), Amount of Supplemental Pension Benefit for Eligible Employees of Tidewater North Sea, is amended to read as follows:

The computation in paragraph (i) above shall be made as to take into account any change authorized by the Compensation Committee as permitted in Article 4 hereof.

VII.

The first clause of the second paragraph of Article 7.1, Time and Form of Payout, is amended to read as follows:

Notwithstanding, a Participant may elect on a form provided by the Employee Benefits Committee,

VIII.

Article 10, Amendment and Discontinuance, is amended to add an additional paragraph as follows:

The Compensation Committee must approve any amendment to the Plan that is a material substantive amendment. Amendments that are not material substantive amendments may be approved by the Employee Benefits Committee without the necessity of Compensation Committee approval. Whether an amendment is a material substantive amendment shall be determined by the Employee Benefits Committee; provided, however, that any amendment that would result in a material increase in the cost of the Plan to the Employers or in the benefits provided shall be considered to be a material substantive amendment.

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed this                     , 2009.

WITNESSES:	TIDEWATER CREWING LIMITED

	By:	/s/ Bruce D. Lundstrom
Bruce D. Lundstrom Vice President and Secretary

TIDEWATER MARINE NORTH SEA LIMITED

	By:	/s/ Dean Taylor
Dean Taylor, Director

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